Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated October 17, 2001 included in Headwaters Incorporated's Annual Report on Form 10-K for the year ended September 30, 2001 and to all references to our Firm included in this Registration Statement.


/s/ Arthur Andersen LLP

Salt Lake City, Utah
January 14, 2002